SCHEDULE 14C
(Rule 14c-101)
Information Required in Information Statement

Schedule 14C Information
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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ALPS Series Trust
(Name of Registrant as Specified in its Charter)

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ALPS SERIES TRUST

American Independence Kansas Tax-Exempt Bond Fund

(the “Fund”)

September 3, 2019

Dear Valued Shareholder of the American Independence Kansas Tax-Exempt Bond Fund:

The attached information statement is being provided to provide information regarding the approval of a new investment advisory agreement with Carret Asset Management, Inc., the Fund’s current sub-adviser that is currently responsible for the day to day management of the Fund’s portfolio. The new investment advisory agreement will allow Carret to continue to provide portfolio management services to the Fund in the role as the Fund’s investment adviser. The Board of Trustees of ALPS Series Trust, of which the Fund is a series, approved Carret as the replacement to Manifold Partners, LLC as the Fund’s investment adviser, effective September 13, 2019. There will be no change in the advisory fees paid by the Fund following the change of adviser.

[On August [ ], 2019, INTRUST Bank, as holder of shares of the Fund representing a majority of the voting power with respect to the Fund, voted to approve the new investment advisory agreement with Carret.] As a result, no shareholder meeting will be held for the new advisory agreement. Accordingly, the enclosed information statement is being provided to inform you of the new advisory agreement and change in adviser.

THE ENCLOSED DOCUMENT IS PURELY FOR INFORMATIONAL PURPOSES. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As always, we are available to answer your questions at 1-888-266-8787. Thank you for your continued support of the Fund.

Sincerely,

/s/ Christopher A. Moore

Christopher A. Moore

Secretary

ALPS Series Trust

ALPS SERIES TRUST

American Independence Kansas Tax-Exempt Bond Fund

INFORMATION STATEMENT

1290 Broadway

Suite 1100

Denver, Colorado 80203

INTRODUCTION

The Board of Trustees (“Board”) of ALPS Series Trust (the “Trust”), on behalf of its series the American Independence Kansas Tax-Exempt Bond Fund (the “Fund”), approved a new investment advisory agreement (the “New Advisory Agreement”) with Carret Asset Management, Inc., a Delaware limited liability company (“Carret”), the current sub-adviser to the Fund. The New Advisory Agreement will replace the current investment advisory agreement (the “Current Advisory Agreement”) between the Trust, on behalf of the Fund, and Manifold Partners, LLC, a Delaware limited liability company (“Manifold”).

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the New Advisory Agreement will not become effective without the approval of a “majority of the outstanding voting securities” of the Fund, as defined in the 1940 Act. Pursuant to Section 7.7 of the Trust’s Declaration of Trust, the shareholders of the Fund (the “Shareholders”) may, by written consent of a majority of the votes entitled to be cast on the matter, take any action that may have been taken at a meeting of the Shareholders. Certain shares of the Fund for which INTRUST Bank, a [add state of incorporation] banking corporation, holds voting authority, constitute the majority of shares outstanding in the Fund that is required for such approval under the 1940 Act (together, the “Majority Shareholders”). [On August [ ], 2019, the Majority Shareholders voted to approve the New Advisory Agreement by written consent.] As a result, no shareholder meeting will be held for the New Advisory Agreement. You are receiving this information statement (the “Information Statement”) as a shareholder to inform you of the New Advisory Agreement.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

The Board of Trustees has set the close of business on August [27], 2019 as the record date (“Record Date”).

As of the Record Date, the number of Fund shares issued and outstanding is [ ]: Additional information regarding outstanding shares is included at the end of this Information Statement in the sections titled “GENERAL INFORMATION” and “VOTING INFORMATION.”

***

BACKGROUND AND THE NEW ADVISORY AGREEMENT

Carret is currently the Fund’s sub-adviser and serves pursuant to a sub-advisory agreement between the Trust, Manifold, and Carret (the “Current Sub-Advisory Agreement”). Under the Current Sub-Advisory Agreement, Carret is engaged to provide portfolio management services to the Fund in accordance with the prospectus and other offering documents, investment objective, policies and limitations and investment guidelines established by Manifold, the Fund’s current adviser, and the Board. Manifold serves in its role as the Fund’s adviser under the Current Advisory Agreement, pursuant to which, and subject to the authority of the Board, it furnishes continuing investment supervision to the Fund and Carret as the sub-advisor and is responsible for the overall management of the Fund. Manifold has provided notice to the Trust of its intention to terminate the Current Advisory Agreement in accordance with its terms, effective September 12, 2019. The termination of the Current Advisory Agreement will also cause the termination of the Current Sub-Advisory Agreement as of that same date.

To ensure continuous management of the Fund, the Board requested and received information and materials from Carret regarding the proposed New Advisory Agreement and, on August 22, 2019, held an in-person Board meeting to consider and approve the New Advisory Agreement and an interim investment advisory agreement between the Trust, on behalf of the Fund, and Carret (the “Interim Agreement”). The Interim Agreement will take effect on the opening of business on September 13, 2019 and New Advisory Agreement will take effect 20 days following the mailing of this Information Statement, such effective date anticipated to be on or about September 23, 2019.

The New Advisory Agreement will allow Carret to serve as the investment adviser to the Fund, under terms that are the same in all material respects to those in the Current Advisory Agreement, except for the parties, dates, Carret’s notice period for its termination, as well as the additional assumption of certain Fund expenses by Carret related to such notice, as described in more detail below. Under the New Advisory Agreement, Carret will furnish continuing investment supervision to the Fund and will responsible for the overall management of the Fund. Such advisory services include Carret’s current portfolio management services and will be provided in accordance with the Fund’s prospectus and other offering documents, investment objective, policies and limitations and investment guidelines established by the Board.

Under the Interim Agreement and New Advisory Agreement, (i) the Fund’s investment objectives and investment strategies will not change; (ii) the investment advisory personnel of Carret who provide portfolio management services to the Fund are expected to remain the same, and (iii) Carret will provide investment advisory services to the Fund and for the same fees currently charged by Manifold, subject to the oversight of the Board under terms that are similar in all material respects to the Current Advisory Agreement, except as otherwise described below. No changes to the Fund’s fees and expenses are expected to occur resulting from the change in investment adviser.

Description and Comparison of the Current Advisory Agreement and New Advisory Agreement

The form of the New Advisory Agreement is set forth in Exhibit A to this Information Statement. The description of terms in this section are qualified in their entirety by reference to Exhibit A.

The terms of the New Advisory Agreement are the same as those of the Current Advisory Agreement in all material respects, except for the names of the parties, effective dates, the length of Carret’s notice period for its termination, as well as the additional assumption of certain Fund expenses by Carret if the agreement is terminated by Carret, as described in more detail below. The Current Advisory Agreement was last approved by the Board on May 24, 2018 and by the Fund’s sole shareholder on September 24, 2018. The New Advisory Agreement was approved by the Board on August 22, 2019.

Services Provided

Under the terms of the Current Advisory Agreement, Manifold serves as the investment adviser for the Fund. Manifold provides continuing investment supervision to the Fund and Carret as the sub-adviser and is responsible for the overall management of the Fund. Carret, as the Fund’s sub-adviser under the Current Sub-Advisory Agreement, provides a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund, subject to the supervision of the Board and Manifold. Generally, Carret determines from time to time what securities and other investments would be purchased, retained or sold by the Fund, and provides such services for the Fund in accordance with the Fund’s investment objectives, policies, and restrictions as stated in the Fund’s prospectus and statement of additional information, as currently in effect or as supplemented from time to time.

Under the New Advisory Agreement, Carret will continue to provide such services to the Fund, in the capacity as the adviser to the Fund. Carret will furnish continuing investment supervision to the Fund and will responsible for the overall management of the Fund. No sub-adviser is expected to be employed by Carret.

Compensation

The advisory fee terms and rates payable under the New Advisory Agreement will be identical to those under the Current Advisory Agreement. Under the terms of both the Current Advisory Agreement and New Advisory Agreement, the Fund will pay to the adviser an investment advisory fee equal to an annualized rate of 0.30% of the average daily net assets of the Fund. The investment advisory fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information and shall be paid to the adviser by the Fund as soon as practicable after the last day of each month.

Currently, Manifold, not the Fund, pays the sub-advisory fee to Carret out of its advisory fee. No sub-adviser will be employed under the New Advisory Agreement.

Liability of Adviser

Under the terms of the Current Advisory Agreement, Manifold assumes no responsibility under the agreement other than to render the services called for in the agreement. Manifold is not liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which the agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, the agreement. Manifold has no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the 1940 Act or the Securities Act of 1933, as amended (“1933 Act”), except for information supplied by Manifold for inclusion in the registration statement. The Trust agrees to indemnify Manifold to the full extent permitted by the Trust’s Declaration of Trust.

The liability of Carret under the New Advisory Agreement will be identical to the liability of Manifold under the Current Advisory Agreement.

Term and Termination

The Current Advisory Agreement became effective on September 24, 2018, while the New Advisory Agreement will become effective 20 days following the mailing of this information statement, or approximately September 23, 2019.

Both agreements provide that it shall remain in effect for an initial term of two years from its effective date, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in-person at a meeting called for the purpose of voting on such approval.

Under the Current Advisory Agreement, the agreement may be terminated by: (1) the Trust may, at any time and without the payment of any penalty, terminate the agreement upon 60 (sixty) days written notice of a decision to terminate by the Board or by the vote of a majority of the outstanding voting securities of the Fund; (2) by the adviser, at any time and without the payment of penalty upon 60 (sixty) days’ notice to the Trust; or (3) immediately terminate in the event of its assignment (within the meaning of the 1940 Act and the rules thereunder).

The New Advisory Agreement will be substantively identical, in all material respects, to the Current Advisory Agreement, except the notice period for the Adviser to terminate the agreement will increase from 60 (sixty) days to 120 (one-hundred and twenty) days. Further, in the event of the termination of the New Advisory Agreement by Carret under item (3) described in the above paragraph, Carret agrees to pay the reasonable costs and expenses of the Trust (inclusive of the cost of the Trust’s legal counsel) directly arising out of such assignment and any actions taken by the Trust directly in response to such assignment, including not limited to, the costs and expenses of the Trust related to the approval of the new investment adviser to the Fund, special meetings of the Board and/or Fund shareholders (including the costs of any proxy solicitation that may be required).

Expense Limitation Agreement

While not part of the Current Advisory Agreement or New Advisory Agreement, the Fund has entered into an Expense Limitation Agreement with Manifold that will continue through January 31, 2021 under which Manifold has contractually agreed to limit the amount of the Fund’s total annual fund operating expenses, exclusive of interest, dividend expense on short sales/interest expense, taxes, brokerage commissions, other investment related costs, acquired fund fees and expenses, distribution service fees (i.e., Rule 12b-1 fees), shareholder service fees, and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of business, to 0.48% of the Fund’s average daily net assets for Institutional Class shares and Class A shares. During the term of the Expense Limitation Agreement, it may only be terminated by the Board and is reevaluated by the Board on an annual basis.

Carret has agreed to enter into an Expense Limitation Agreement with the Fund containing the same terms and conditions as the Expense Limitation Agreement with Manifold.

***

Evaluation by the Board

Summary of Board Meeting and Considerations

The Board of Trustees met in person on August 22, 2019 to evaluate, among other things, the proposed New Advisory Agreement, and to determine whether approving the New Advisory Agreement was in the best interests of the Fund’s Shareholders. At this Board meeting and throughout the consideration process, the Board, including a majority of the Independent Trustees, was advised by independent legal counsel.

In voting to approve the New Advisory Agreement, the Board did not identify any single factor as all-important or controlling. The following summary does not identify all the matters considered by the Board but provides a summary of the principal matters the Board considered.

Investment Advisory Fee Rate: The Trustees reviewed and considered the proposed contractual annual advisory fee to be paid by the Fund equal to 0.30% of the Fund’s average daily net assets. The Trustees considered the information they received comparing the Fund’s contractual annual advisory fee and overall expenses with those of funds in a peer group and universe of funds provided by an independent provider of investment company data (the “Data Provider”). They noted that the peer group for the Fund consisted of single-state municipal bond funds identified by the Data Provider.

The Trustees noted that the Fund’s contractual advisory fee of 0.30% was below the Data Provider peer group median of 0.51% and fell in the lowest decile of the comparable universe of funds. They considered the fee currently paid to Carret as sub-adviser (0.15%, less 50% of any adviser fee waivers) and whether the increased fee was reasonable in light of the additional services, obligations and risks assumed by Carret as the adviser. They discussed the range of fees charged by Carret for managing other accounts, and reasons for the variations described by Carret.

Nature, Extent and Quality of the Services: The Trustees received and considered information regarding the nature, extent and quality of services to be provided to the Fund under the New Advisory Agreement. The Trustees reviewed certain background materials supplied by Carret, including Carret’s Form ADV.

The Trustees reviewed and considered Carret’s history as an asset manager and the quality of services provided to the Fund as the current sub-adviser. The Trustees discussed the research and decision-making processes utilized by Carret, including the methods adopted to seek to achieve compliance with the investment objective, policies and restrictions of the Fund.

The Trustees considered the background and experience of Carret’s management team, including the qualifications, background and responsibilities of the portfolio managers primarily responsible for the day-to-day portfolio management of the Fund. The Trustees also considered the reputation of Carret, its key personnel and its ability to deliver all services required of an adviser.

Performance: The Trustees noted that the Fund, which is currently sub-advised by Carret, and achieved positive returns in each of the periods presented, and returns similar to that of the peer funds. They discussed that the Fund trailed the benchmark index over each period, but acknowledged Carret’s dedication to providing a portfolio limited primarily to Kansas municipal bonds. They discussed the performance of the Fund since Carret became the sub-adviser.

The Adviser’s Profitability: The Trustees received and considered information related to Carret’s historical profitability as the Fund’s sub-adviser, as well as an estimated profitability analysis prepared by Carret based on the estimated fees to be paid under the New Advisory Agreement. The Trustees considered the impact of the expense limitation agreement on anticipated profits. The Trustees then reviewed and discussed Carret’s financial statements to analyze Carret’s financial condition and stability.

Economies of Scale: The Trustees considered whether economies of scale in the provision of services to the Fund would be passed along to the shareholders under the New Advisory Agreement. They recognized the benefits received by shareholders from the expense limitation agreement, which reduced shareholder expenses at lower asset levels. They also considered that Fund shareholders benefit from the current scale of Carret’s advisory business, which affords opportunities in terms of execution, access to markets, and similar benefits of institutional investing, but that the Fund’s assets under management would likely not result in material additional economies of scale for Carret.

Other Benefits to the Adviser: The Trustees reviewed and considered any other incidental benefits derived or to be derived by Carret from its relationship with the Fund, including research and other support services.

The Board summarized its deliberations with respect to the New Advisory Agreement. In evaluating Carret and the fees to be charged under the New Advisory Agreement, the Trustees concluded that no single factor reviewed by the Trustees was identified by the Trustees to be determinative as the principal factor in whether to approve the New Advisory Agreement. Further, the Independent Trustees were advised by independent legal counsel throughout the process.

The Trustees, including all the Independent Trustees, concluded that:

●	The Trustees determined that the proposed annual advisory fee for the Fund was not unreasonable;

●	the terms of the fee waiver/expense reimbursement letter agreement between the Trust (on behalf of the Fund) and Carret were reasonable;

●	the nature, extent and quality of services to be rendered by Carret under the New Advisory Agreement were adequate and the shareholders of the Fund would benefit by retaining an experienced adviser that had provided quality service to the Fund;

●	the performance of the Fund was acceptable and consistent with the Fund’s investment mandate;

●	bearing in mind the limitations of comparing different types of accounts and the different levels of service typically associated with such accounts, the fee structures applicable to Carret’s other clients employing comparable strategies to the Fund was not indicative of any unreasonableness with respect to the advisory fee payable by the Fund;

●	the estimated profitability of Carret relating to the management of the Fund was not unreasonable; and

●	there were no material economies of scale or other material incidental benefits expected to accrue to Carret because of its relationship with the Fund during the initial term of the New Advisory Agreement.

Based on the Trustees’ deliberations and their evaluation of the information described above, the Trustees, including a majority of the Independent Trustees, concluded each approval of the New Advisory Agreement with Carret was consistent with the best interests of the Fund and its shareholders.

Based on its evaluation of the considerations, the Board unanimously voted to approve the New Advisory Agreement, and to recommend to the shareholders of the Fund that they approve the New Advisory Agreement.

***

INFORMATION ABOUT CARRET ASSET MANAGEMENT, INC.

Carret is located at 320 Park Avenue, 18th Floor, New York, NY 10022. As of January 31, 2019, Carret had approximately $2.5 billion in assets under management.

Information regarding the principal executive officers and directors of Carret and their principal occupations for the past five years is set forth below:

Name and Address*	Principal Occupation (all at Carret)	Position(s) with the Fund (if any)
Wayne Reisner	President	None
Marco Vega	Chief Operating Officer and Chief Financial Officer	None
Jason Graybill	Senior Managing Director	Portfolio Manager
Neil Klein	Senior Managing Director	Portfolio Manager

*	The business address for each person listed is 320 Park Avenue, 18th Floor, New York, NY 10022.

Payments to Carret Originating from the Fund During the Fiscal Year Ended September 30, 2018.

Aggregate Sub-Advisory Fees Paid to Carret for Fiscal Year Ended 9/30/18	Aggregate Other Payments to Carret for Fiscal Year Ended 9/30/18	Aggregate Other Payments to Affiliates of Carret or Affiliates of Such Affiliates for Fiscal Year Ended 9/30/18
$114,381*	$0	$0

*	Paid by Manifold, not the Fund.

***

GENERAL INFORMATION

Information About Other Service Providers

ALPS Fund Services, Inc. 1290 Broadway, Suite 1100, Denver, Colorado, 80203, serves as administrator and transfer agent to the Fund. ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado, 80203, serves as distributor of the Fund’s shares.

Ownership of Shares

As of the Record Date, the number of Fund shares issued and outstanding is [ ]. Any person owning more than 25% of the outstanding shares of the Fund may be deemed to control it. As of the Record Date, and to the best knowledge of the Trust, the following persons were known to the Fund to be the beneficial owner of more than 5% of any class of the voting securities of the Fund:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A	INTRUST Bank	[__________] (sole voting power)
Class A
Institutional Class	INTRUST Bank	[__________] (sole voting power)
Institutional Class

[As of the Record Date, the Trustees and officers of the Trust, either individually or as a group, owned less than 1% of the outstanding shares of the Fund.] [As of the Record Date, no officer or Trustee owns securities of, or has any other material direct or indirect interest in, Carret or any person controlling, controlled by or under common control with Carret. As of the Record Date, no Trustee has had any material interest, direct or indirect, in any material transaction, proposed or otherwise, since October 1, 2017, to which Carret was a party.]

Other Information

During the most recent fiscal year ended September 30, 2018, no commissions were paid by the Fund to a broker affiliated with Carret.

Payment of Information Statement Expenses

Carret will pay the expenses of the preparation, printing and mailing of this information statement and its enclosures and of all solicitations. The expectation is that the cost will approximate [ ].

Delivery of Information Statement

In certain circumstances, only one copy of this Information Statement may be mailed to each household, even if more than one person in the household is a Shareholder, unless the Fund has received contrary instructions from one or more of the household’s Shareholders. If a Shareholder needs an additional copy of this Information Statement, would like to receive separate copies in the future, or would like to request delivery of a single copy to Shareholders sharing an address, please contact 1-833-287-7933.

Submission of Shareholder Proposals

The Trust is generally not required to hold annual meetings of shareholders, and the Trust generally does not hold a meeting of shareholders in any year, unless certain specified shareholder actions, such as the election of trustees or the approval of a new advisory agreement, are required to be taken under state law or the 1940 Act. By observing this policy, the Trust seeks to avoid the expenses customarily incurred in the preparation of proxy materials and the holding of shareholders’ meetings, as well as the related expenditure of staff time.

A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of a series of the Trust hereafter called should send the proposal to the Secretary of the Trust at the Trust’s principal offices within a reasonable time before the solicitation of proxies for such meeting occurs. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Also, the submission does not mean that the proposal will be presented at the meeting. For a shareholder proposal to be considered at a shareholders’ meeting, it must be a proper matter for consideration under Delaware law.

Reports to Shareholders and Financial Statements

The Fund’s Annual Report to Shareholders, including financial statements of the Fund, has previously been sent to Fund shareholders. Upon request, the Fund’s most recent annual and semi-annual reports can be obtained at no cost. To request a report for the Fund, please call 1-833-287-7933 or write the Fund at, P.O. Box 1920, Denver, Colorado 80201.

***

VOTING INFORMATION

Vote Required

Approval of the New Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act. This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund. The vote for the New Advisory Agreement applies at the Fund level, meaning that the Shareholders of all share classes of the Fund vote together. Pursuant to Section 7.7 of the Trust’s Declaration of Trust, the Shareholders may, by written consent of a majority of the votes entitled to be cast on the matter, take any action that may have been taken at a meeting of the Shareholders.

Approval of the New Advisory Agreement is to be determined by the vote of a majority of the outstanding shares of the Fund. [On August [ ], 2019, the Majority Shareholders of the Fund voted to approve the New Advisory Agreement by written consent.]

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EXHIBIT A

NEW ADVISORY AGREEMENT

ALPS SERIES TRUST

AMERICAN INDEPENDENCE KANSAS TAX-EXEMPT BOND FUND

INVESTMENT ADVISORY AGREEMENT

This Agreement is made and entered into effective as of [         ], 2019, by and between the ALPS Series Trust (“Trust”), a Delaware statutory trust, on behalf of the American Independence Kansas Tax-Exempt Bond Fund, a series of shares of the Trust (the “Fund”), and Carret Asset Management, LLC, a Delaware limited liability company (“Adviser”).

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Trust has designated the Fund as series of shares in the Trust;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and engages in the business of asset management; and

WHEREAS, the Board of Trustees of the Trust (the “Trustees” or the “Board”) has approved this Agreement, and the Adviser is willing to furnish certain investment advisory services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Obligations of the Investment Adviser.

(a) Services. The Adviser agrees to perform the following services (“Services”) for the Trust:

(i) manage the investment and reinvestment of the assets of the Fund;

(ii) continuously review, supervise, and administer the investment program of the Fund;

(iii) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund and what portion of the Fund’s assets shall be held uninvested;

(iv) provide the Trust and the Fund with records concerning the Adviser’s activities under this Agreement that the Trust and the Fund are required to maintain;

(v) render regular reports to the Trust’s Trustees and officers concerning the Adviser’s discharge of the foregoing responsibilities, including, but not limited to, reviewing investment policies and investment selection with the Board every quarter;

(vi) provide the Fund with investment research and statistical data, advice and supervision, data processing and clerical services consistent with the Fund’s investment program;

(vii) furnish the Trust and/or the Board with information the Trust and/or the Board may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing;

(viii) provide the Trust, upon reasonable notice, with access to the Adviser’s offices to review Fund records maintained by the Adviser; and

(ix) advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and its committees with respect to the foregoing matters and the conduct of the business of the Fund.

The Adviser shall discharge the foregoing responsibilities subject to the control of the Board and officers of the Trust and in compliance with: (i) such policies as the Board may from time to time establish, including, but not limited to, the Trust’s Declaration of Trust dated January 12, 2012 and its By-Laws; (ii) the Fund’s objectives, policies and limitations as set forth in the Fund’s prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations.

All Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any directors, officers or employees of the Adviser or through such other parties as the Adviser may determine from time to time, including, without limitation, to the extent approved by the Trustees of the Trust, and consistent with the 1940 Act and with all applicable laws, rules and regulations (hereinafter collectively referred to as the “Rules”), any investment sub-adviser (“Sub-Adviser”) selected by the Adviser. In such case, the Adviser will oversee the Sub-Adviser in carrying out the Services. The appointment of Sub-Advisers shall be subject to approval by the Board and, to the extent required by the 1940 Act or any other law or regulation, approval of the shareholders of the Fund (unless exemptive relief from shareholder approval is available).

(b) Expenses and Personnel. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. The Adviser shall authorize and permit any of its officers, directors and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, subject to the individual consent of such persons to serve and to any limitations imposed by law. Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Trust shall pay all costs and expenses in connection with its operation.

(c) Books and Records. All books and records prepared and maintained by the Adviser for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Adviser shall surrender to the Trust and the Fund such of the books and records so requested, provided, however, that the Adviser shall retain, maintain and preserve copies of all such books and records deemed necessary, appropriate or required to be maintained by the Adviser under applicable Rules.

2. Fund Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for Fund transactions, which is a combination of price, quality of execution and other factors. The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and the Adviser’s other clients over the long-term. The Adviser will promptly communicate to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

The parties agree that it is in the interests of the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when brokerage is allocated to other brokers on the basis of the best price and execution. In selecting brokers or dealers to execute a particular transaction and in evaluating the best price and execution available, the Adviser or the Sub-Adviser may consider the brokerage and research services (as such terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Adviser exercises investment discretion.

3. Compensation of the Adviser. The Fund will pay to the Adviser an investment advisory fee equal to an annualized rate of 0.30% of the average daily net assets of the Fund. The investment advisory fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information and shall be paid to the Adviser by the Fund as soon as practicable after the last day of each month.

4. Status of Investment Adviser. The services of the Adviser to the Trust and the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby and provided that whenever the Fund and one or more other accounts advised by the Adviser are prepared to purchase or sell the same security, available investments or opportunities for sales will be allocated in accordance with the written policies of the Adviser and in a manner believed by the Adviser to be equitable to each entity under the specific circumstances. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5. Permissible Interests. Trustees, agents and stockholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, stockholders or otherwise; and directors, partners, officers, agents and stockholders of the Adviser are or may be interested in the Trust as Trustees, stockholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

6. Limits of Liability; Indemnification. The Adviser assumes no responsibility under this Agreement other than to render the Services called for hereunder. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the 1940 Act or the Securities Act of 1933, as amended (“1933 Act”), except for information supplied by the Adviser for inclusion therein. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust’s Declaration of Trust.

7. Proxy Voting and Other Corporate Matters. The Adviser will take any and all action and provide any and all advice with respect to the voting of securities held by the Fund in accordance with the Fund’s Proxy Voting Policies and Procedures, as amended and revised from time to time, including employing specialized agent or firms that are authorized to vote securities held by the Fund. The Adviser agrees to provide the Fund in a timely manner with a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Fund to file Form N-PX as required by Rule 30b1-4 under the 1940 Act. With the Fund’s approval, the Adviser shall also have the authority to: (i) identify, evaluate and pursue legal claims, including commencing or defending suits, affecting the securities held at any time in the Fund, including claims in bankruptcy, class action securities litigation and other litigation; (ii) participate in such litigation or related proceedings with respect to such securities as the Adviser deems appropriate to preserve or enhance the value of the Fund, including filing proofs of claim and related documents and serving as “lead plaintiff” in class action lawsuits; (iii) exercise generally any of the powers of an owner with respect to the supervision and management of such rights or claims, including the settlement, compromise or submission to arbitration of any claims, the exercise of which the Adviser deems to be in the best interest of the Fund or required by applicable law, including the Employee Retirement Income Security Act (“ERISA”), and (iv) employ suitable agents, including legal counsel, and to arrange for the payment of their reasonable fees, expenses and related costs from the Fund.

8. Information and Reports. The Adviser shall keep the Fund informed of developments relating to its duties as Adviser for the Fund of which the Adviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Adviser shall provide the Trust on behalf of the Fund and its officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Trust on behalf of the Fund may, from time to time, reasonably request.

(a) Prior to each regular meeting of the Board of the Trust on behalf of the Fund, the Adviser shall provide the Board with reports regarding the Adviser’s management of the Fund during the most recently completed quarter, which reports shall include the Adviser’s compliance with the Fund’s investment objectives and policies and the 1940 Act and applicable rules and regulations under the 1940 Act, each of which shall be in such form as may be mutually agreed upon by the Adviser and the Fund.

(b) Each of the Adviser and the Trust, on behalf of the Fund, shall provide the other party with a list, to the best of the Adviser’s or the Trust’s respective knowledge, of each affiliated person (and any affiliated person of such an affiliated person) of the Adviser or the Trust, as the case may be, and each of the Adviser and Trust agrees promptly to update such list whenever the Adviser or the Trust becomes aware of any changes that should be added to or deleted from the list of affiliated persons.

(c) The Adviser shall also provide the Trust, on behalf of the Fund, with any information reasonably requested by the Trust, on behalf of the Fund, regarding the Adviser’s management of the Fund’s assets required for any shareholder report, amended registration statement or supplement to the prospectus or statement of additional information to be filed by the Trust on behalf of the Fund with the U.S. Securities and Exchange Commission (“SEC”).

9. Term. This Agreement shall remain in effect for an initial term of two years from the effective date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 (sixty) days’ written notice of a decision to terminate this Agreement by: (i) the Trust’s Trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

(b) the Adviser may, at any time and without the payment of penalty, terminate this Agreement upon 120 (one-hundred and twenty) days’ notice to the Trust on behalf of the Fund;

(c) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act and the Rules thereunder); and

(d) the terms of paragraphs 6, 9, 11 and 15 of this Agreement shall survive the termination of this Agreement.

In the event of the assignment of this Agreement, the Adviser shall notify the Trust on behalf of the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment as defined in Section 2(a)(4) of the 1940 Act will occur, and to take the steps necessary to enter into a new contract with the Adviser.

Further, in the event of the termination of this Agreement pursuant to item 9(c) of this Section, the Adviser agrees to pay the reasonable costs and expenses of the Trust (inclusive of the cost of the Trust’s legal counsel) directly arising out of such assignment and any actions taken by the Trust directly in response to such assignment, including not limited to, the costs and expenses of the Trust related to the approval of the new investment adviser to the Fund, special meetings of the Board and/or Fund shareholders (including the costs of any proxy solicitation that may be required).

10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. An amendment to this Agreement shall not be effective until approved by the Board, including a majority of the directors/trustees who are not interested persons of the Adviser or of the Trust. To the extent legal counsel to the Trust concludes that shareholder approval of a particular amendment to this Agreement is required under the 1940 Act, such amendment will not be effective until the required shareholder approval has been obtained.

11. Applicable Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and shall be governed by the laws of the State of Delaware in a manner not in conflict with the provisions of the 1940 Act.

12. Representations and Warranties.

(a) Representations and Warranties of the Adviser. The Adviser hereby represents and warrants to the Trust as follows:

(i) the Adviser is a corporation duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

(ii) the Adviser is registered as an investment adviser with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement;

(iii) the Adviser will maintain, keep current and preserve on behalf of the Fund all books and records: (i) required pursuant to Rule 31a-1(b)(1), (2)(ii), (2)(iii), (3), (5) – (10), (12) and any records reasonably related thereto; or (ii) required in connection with such recordkeeping responsibilities as may be delegated by the Trust on behalf of the Fund to the Adviser from time to time. The Adviser agrees that such records are the property of the Fund, and shall be surrendered to the Fund promptly upon request. The Trust on behalf of the Fund acknowledges that Adviser may retain copies of all records required to meet the record retention requirements imposed by Rules;

(iv) the Adviser shall maintain a written code of ethics (“Code of Ethics”) complying with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-l under the 1940 Act and shall provide the Trust on behalf of the Fund with a copy of the Code of Ethics and evidence of its adoption. It shall institute procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating its Code of Ethics. The Adviser acknowledges receipt of the written Code of Ethics adopted by and on behalf of the Trust on behalf of the Fund. Each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Adviser shall certify to the Trust on behalf of the Fund that the Adviser has complied with the requirements of Rules 204A-1 and 17j-l during the previous calendar quarter and that there has been no material violation of its Code of Ethics, or of Rule 17j-1(b), and that no persons covered under its Code of Ethics have divulged or acted upon any material, non-public information, as such term is defined under relevant securities laws, and if a violation of the Code of Ethics of the Trust on behalf of the Fund or a violation of the Code of Ethics of the Adviser has occurred, that appropriate action was taken in response to such violation. Annually, the Adviser shall furnish to the Trust a written report that complies with the requirements of Rule 17j-1 concerning the Adviser’s Code of Ethics. The Adviser shall permit the Trust to examine the reports required to be made by the Adviser under Rules 204A-1(b) and 17j-l(d)(1) and this subparagraph;

(v) the Adviser has adopted and implemented, and throughout the term of this Agreement shall maintain in effect and implement, policies and procedures reasonably designed to prevent, detect and correct violations by the Adviser and its supervised persons, and, to the extent the activities of the Adviser in respect of the Fund could affect the Fund, by the Fund, of “Federal Securities Laws” (as defined in Rule 38a-1 under the 1940 Act), and that the Adviser has provided the Trust with true and complete copies of its policies and procedures (or summaries thereof) and related information reasonably requested by the Trust on behalf of the Fund. The Adviser agrees to cooperate with periodic reviews by the Trust’s compliance personnel of the Adviser’s policies and procedures, their operation and implementation and other compliance matters and to provide to the Trust from time to time such additional information and certifications in respect of the Adviser’s policies and procedures, compliance by the Adviser with Federal Securities Laws and related matters as the Trust’s compliance personnel may reasonably request. The Adviser agrees to promptly notify the Trust on behalf of the Fund of any compliance violations that affect the Fund’s assets;

(vi) the Adviser will provide the requisite certifications reasonably requested by the chief executive officer and chief financial officer of the Trust necessary for those named officers to fulfill their reporting and certification obligations on Form N-CSR as required under the Sarbanes-Oxley Act of 2002, as well as any other filings as reasonably requested by the Trust’s officers, to the extent that such reporting and certifications relate to the Adviser’s duties and responsibilities under this Agreement;

(vii) the Adviser will immediately notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise. The Adviser will also immediately notify the Trust if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; and

(viii) the Adviser agrees to provide reasonable assistance with the liquidity classifications required under the Trust’s liquidity risk management program, as implemented, in accordance with Rule 22e-4 under the 1940 Act.

(b) Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Adviser as follows:

(i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms;

(ii) the Trust is registered as an investment company with the SEC under the 1940 Act;

(iii) shares of the Trust are registered for offer and sale to the public under the 1933 Act; and

(iv) such registrations will be kept in effect during the term of this Agreement.

13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Adviser at:

Carret Asset Management, LLC

320 Park Avenue, 18th Floor

New York, NY 10022

To the Trust or the Fund at:

ALPS Series Trust

1290 Broadway, Suite 1100

Denver, Colorado 80203

Attn: Secretary

14. Structure of Agreement. The Trust is entering into this Agreement solely on behalf of the Fund, and: (a) no breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

15. Use of Names. The Trust and the Adviser acknowledge that all rights to the name “ALPS Series Trust” or any variation thereof belong to the Trust. The Trust acknowledges that all rights to the name “Carret Asset Management, LLC” belongs to the Adviser, and that the Trust is being granted a limited license to use such words in its name, the name of its series and the name of its classes of shares.

16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

ALPS SERIES TRUST	CARRET ASSET MANAGEMENT, LLC

By:	By:
Title:	Title: